EXHIBIT 3(b)

BY-LAWS

OF

EMC INSURANCE GROUP INC.

ARTICLE I. OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Des Moines, County of Polk. The corporation may have such other offices, either within or without the State of Iowa, as the board of directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by The Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II. SHAREHOLDERS

Section 1.      Annual Meeting. The regular annual meeting of the shareholders shall be held at 9:00 o’clock A.M. on the third Wednesday in the month of May in each year, or at such other time on said day or on such other day within such month as shall be fixed by the chief executive officer or the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Iowa, such meeting shall be held on the next succeeding business day. If the election of the directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.           Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chief executive officer or by the board of directors, and shall be called by the chief executive officer at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.            Place of Meeting. The chief executive officer or the board of directors may designate any place, either within or without the State of Iowa as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa.

Section 4.            Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the secretary or the officer or persons calling the meeting. If mailed, such notice shall be to be deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5.            Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at the meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through closing of the stock transfer books and the stated period of closing has expired.

Section 6.            Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.            Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.            Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.            Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon such matter submitted to a vote at a meeting of shareholders, and the vote of a majority of the shares voted at a meeting of shareholders, duly held at which quorum is present, shall be sufficient to take or authorize the action upon any matter which may properly come before the meeting except as otherwise provided by law or by these By-Laws. There shall be no right of cumulative voting.

Section 10.         Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order by the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11.          Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 12.         Preemptive Rights. The shareholders shall have no preemptive right to acquire unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE III. BOARD OF DIRECTORS

Section 1.            Powers and Duties. Except as may be otherwise provided by the Iowa Business Corporation Act, all corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)	one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

(b)	counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

(c)

a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the by-laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties, shall have no liability by reason of being or having been a director of the corporation.

Section 2.            Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed at eight. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Iowa, or shareholders of the corporation, but shall be subject to such other qualifications, if any, as to age or otherwise as these by-laws may provide.

Section 3.            Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. Such additional regular meetings, if any, of the board of directors shall be held on call of the chief executive officer or the executive committee at such time and place within or without the State of Iowa and upon such notice as he or it shall determine.

Section 4.            Special Meetings. Special meetings of the board of directors may be called by the chief executive officer or by the Executive Committee and shall be called by him or it at the request of any four of the directors, at such locality within or without the State of Iowa, and on such time and date as he or it shall determine. Five (5) days' written notice thereof shall be given, by regular mail, specifying the date, time, place and purpose thereof, such five-day period to begin on date of mailing such notice. Such notice shall not be necessary when all of the directors have executed written waivers consenting to the meeting and when a quorum of directors is present. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting.

Section 5.           Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors then present may adjourn the meeting from time to time without further notice.

Section 6.            Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 7.            Action without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

Section 8.            Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 9.           Compensation. Compensation of directors shall be fixed by the shareholders of the corporation, or by its board of directors. The basis for such compensation may be (1) a fixed amount for attendance at each directors’ meeting, in which case no compensation shall be allowed or paid at any given meeting to any director not in attendance, or (2) a stated annual fee, or (3) a combination of both (1) and (2). In no case shall a director receive such fee if such director draws a salary from the corporation, or any affiliated company, as an officer or employee. A director attending any meeting of the board of directors held without the city within which said director resides shall, in addition to such fixed compensation, if any, be paid an amount, to be approved by the chief executive officer, sufficient to reimburse the director for his or her expenses in attending such meeting.

Notwithstanding the foregoing, directors shall also be eligible to participate in certain benefit plans which may be provided by the corporation, including but not limited to stock option and retirement plans, if such benefit plans have been approved by the shareholders of the corporation or by its board of directors, and if the directors are eligible pursuant to the terms of such benefit plan(s).

Section 10.          Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.          Age Eligibility of Directors. No person shall be nominated for or elected a director of the Company after he has attained the age of seventy-two. However, this section shall not apply to persons serving as directors of the Company on November 1, 1981.

Section 12.          Removal. At a meeting called expressly for that purpose, directors may be removed in the manner provided in this section. Any director or the entire board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 13.         Telephone Meetings. Members of the board of directors may participate in a meeting of the board or such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to the provisions of this section shall constitute presence in person at such meeting.

ARTICLE IV. OFFICERS

Section 1.           Executive Officers. The executive officers of the corporation shall be a chairman, a president, a chief executive officer, a chief operating officer, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a treasurer, and a general counsel, each of whom shall be elected by the board of directors. Any executive office, except that of president, one vice president, treasurer and secretary, may be left unfilled, as the board of directors may, from time to time, determine. Any two or more offices may be held by the same person except the offices of president and secretary.

Section 2.           Election and Term of Office. The executive officers of the corporation shall be elected annually by the board of directors at its regular annual meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Any unfilled executive office may, from time to time, be filled at any meeting of the board of directors. Other officers may be elected or appointed by the board of directors at such annual meeting or from time to time.

Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his/her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3.           Removal. Any officer or agent may be removed, with or without cause, by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.           Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5.            Chairman. The chairman of the board of directors shall, when present, preside at all meetings of the shareholders and of the board of directors.

Section 6.            Vice Chairman. The vice chairman of the board of directors, if any, shall, in the absence of the chairman, preside at meetings of the shareholders and of the board of directors. In addition, he or she shall perform such duties as may, from time to time, be assigned to him or her by the board of directors.

Section 7.            President. The president of the corporation shall perform all duties incident to that office and as may, from time to time, be assigned to him or her by the board of directors or by the chief executive officer of the corporation (if such office is not held by the same individual). The duties and powers of the chief executive office, in his or her absence or disability and in the absence or disability of the chief operating officer, shall descend to the president.

Section 8.            Chief Executive Officer. The chief executive officer of the corporation, subject to the control of the board of directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, when present and in the absence of the chairman and the vice chairman, if any, preside at meetings of the shareholders and of the board of directors.

He or she shall sign, with the secretary, an assistant secretary, or any other proper officers of the corporation thereunto authorized by the board of directors, deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

Section 9.            Chief Operating Officer. The chief operating officer of the corporation shall, subject to the express direction of the board of directors and the chief executive officer, perform all duties incident to that office and as may from time to time be assigned to him or her by the board of directors or by the president and chief executive officer. In the absence or disability of the chief executive officer, the chief operating officer shall perform his/her duties and exercise his or her powers.

Section 10.          Executive Vice Presidents. The executive vice presidents, if any, shall perform such duties as may, from time to time, be assigned to him, her or them by the board of directors or by the chief executive officer.

Section 11.          The Vice Presidents. The vice presidents shall act under the direction of the chief executive officer. They shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice presidents, and/or one or more senior vice presidents, or may otherwise specify the order of seniority of the vice presidents. The duties and powers of the chief executive officer shall, in the absence of the chief operating officer and the president, descend to the vice presidents in such specified order of seniority.

Section 12.         The Secretary. The secretary shall act under the direction of the chief executive officer. Subject to the direction of the chief executive officer, he or she shall attend all meetings of the board of directors and all meetings of the shareholders and record the proceedings. He or she shall perform like duties for the standing and other committees when required. He or she shall give, or cause to be given, notice of all meetings of the company and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the chief executive officer or the board of directors. He or she shall keep in safe custody the seal of the corporation and, when authorized by the chief executive officer or the board of directors, cause it to be affixed to any instrument requiring it.

Section 13.          The Assistant Secretaries. The assistant secretaries shall act under the direction of the chief executive officer. In the order of their seniority, unless otherwise determined by the chief executive officer or the board of directors, they shall, in the absence or disability of the secretary perform the duties and exercise the powers of the secretary. They shall perform such other duties as the chief executive officer or the board of directors may from time to time prescribe.

Section 14.         The Treasurer. The treasurer shall act under the direction of the chief executive officer. Subject to his or her direction, he or she shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the chief executive officer or the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. He or she may affix or cause to be affixed the seal of the corporation to documents so requiring. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The board of directors may, by resolution, delegate the duties of the treasurer to an assistant treasurer or an executive officer of the corporation.

Section 15.         The Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the chief executive officer or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

Section 16.          The General Counsel. The general counsel shall be chief consulting officer of the company in all legal matters. He or she shall give such legal advice as may be solicited by the board of directors, by the officers, or by any regularly constituted committee of the company; and shall perform such other duties and have such further powers as may be expressly prescribed by the board of directors, the chief executive officer or these By-Laws.

Section 17.          Salaries. The salaries of the executive officers shall be fixed from time to time by the board of directors. The salaries of other officers shall be fixed, from time to time, by the chief executive officer. No officer shall be prevented from receiving a salary by reason of the fact he or she is also a director of the corporation.

ARTICLE V. COMMITTEES

Section 1.            Appointment. The board of directors shall, at its regular annual meeting, appoint an executive committee, and may at such meeting, or from time to time, appoint such other committees, with such name or names as it may determine. The appointment of any such committee and the delegation thereto of authority shall not relieve the board of directors, or any member thereof, of any responsibility imposed by law.

Section 2.           Composition. All committees shall consist of three or more directors. The chief executive officer of the corporation shall be a member and chairman of the executive committee, and may be a member of any other committee.

Section 3.             Authority. The executive committee, when the board of directors is not in session shall have and may exercise all the authority of the board of directors not otherwise delegated to other committees and except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, to appoint or remove executive officers, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the by-laws of the corporation. All other committees shall, when the board of directors is not in session, perform the duties and exercise the powers delegated to it in the resolution designating and constituting the same.

Section 4.            Tenure and Qualifications. Each member of any committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of such committee and is elected and qualified.

Section 5.            Meetings. Regular meetings of any committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of any committee may be called by any member thereof, or by the chief executive officer of the corporation, upon not less that one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail and addressed to the member of such committee at his business address. Any member of the committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

Section 6.            Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof and action of any committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 7.            Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of such committee.

Section 8.            Vacancies. Any vacancy in any committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 9.            Resignations and Removal. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of any committee may resign from such committee at any time by giving written notice to the chief executive officer or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.          Procedure. Each committee, except the executive committee, shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 11.          Compensation. The compensation, if any, and expense allowance, if any, to be paid to members of a committee shall be fixed by the board of directors, provided, however, no committee member shall receive compensation for his services as such if he draws a salary from the corporation, or any affiliated corporation, as an officer or employee.

ARTICLE VI. TRANSFERS, FUNDS, SECURITIES, CONTRACTS AND LOANS

Section 1.            Transfers. The chief executive officer, the treasurer, a vice president or any other officer authorized by the board of directors shall have authority to transfer registered bonds or stocks; to assign or satisfy mortgages and to execute deeds or other instruments affecting real estate on behalf of the corporation, and to affix the corporate seal thereto when customary or required; and all instruments affecting real estate shall be attested by the secretary or by any assistant secretary when required by the laws of the State in which the real estate is located. In all transactions any officer of the corporation is hereby authorized to receive and receipt for all money due and payable to the corporation and to endorse checks, drafts and other orders in its name and on its behalf, and to give full discharge for the same.

Section 2.           Funds. The funds of the corporation shall be deposited in the name of the corporation in such depositories as the board of directors shall designate, and such funds shall be disbursed only (i) upon checks, drafts or other orders bearing such personal or facsimile signatures as may be authorized by resolution of the board of directors or as may be authorized by the chief executive officer or treasurer or by such other officers as the board of directors may designate, or (ii) by such other means, including automated clearinghouse (ACH), wire transfers, or other means of electronic funds transfers (EFT) as may be authorized by the chief executive officer, the treasurer, the chief financial officer or such other officers as the board of directors may designate, with such officers also having the authority to designate the individual officers, employees or agents of the corporation who shall be authorized to initiate such EFT disbursements.

Section 3.           Securities. All securities owned by the corporation shall be deposited for safekeeping in such safety deposit vault or vaults as the board of directors may designate and approve, or the law may require, and access thereto shall be only by such officer or officers, or employee or employees, together with such additional officer or officers, or employee or employees, as may from time to time be designated by resolution of the board of directors; provided, however, such securities may, if the board of directors shall deem advisable, be deposited for safekeeping and servicing in one or more legal custodianships, with one or more banks or trust companies designated by the board of directors, under such usual regulations, restrictions and safeguards as the board of directors by resolution shall fix.

Unless other provisions are made by the board of directors, the chief executive officer or the secretary is empowered to vote such securities either in person or by proxy.

Section 4.            Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into a contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.            Loans. No loans or borrowings shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

ARTICLE VII. BY-LAWS AND OTHER POWERS IN EMERGENCY

The Emergency By-Laws provided in this Article VII shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provisions in the preceding Articles of the By-Laws or in the Articles of Incorporation of the corporation. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:

(a)

A meeting of the board of directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b)	At any such meeting of the board of directors, a quorum shall consist of three (3).

(c)

The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

(d)

The board of directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

No officer, director or employee acting in accordance with these emergency By-Laws shall be liable, except for willful misconduct.

These Emergency By-Laws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

ARTICLE VIII. DIRECTOR CONFLICTS OF INTEREST

(a) No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE IX. INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES OR AGENTS

The corporation shall indemnify officers, directors, employees, or agents, possessing all rights and powers with respect thereto:

(a)	now or hereafter permitted by Section 4A of the Iowa Business Corporation Act, or

(b)	otherwise permitted by law.

ARTICLE X. DIVIDENDS

The board of directors may, from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares, pursuant to law and subject to the Articles of Incorporation.

ARTICLE XI. GENERAL PROVISIONS

Section 1.            Seal. The corporation shall have a seal upon which shall be inscribed its name and state of its incorporation.

Section 2.            Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year and end on the thirty-first day of December of each year.

ARTICLE XII. AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-laws may be adopted by the board of directors or by the shareholders at any regular or special meeting.